UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2017

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq. James C. Munsell, Esq. c/o Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Richard F. Morris c/o ProShare Capital Management LLC 7501 Wisconsin Avenue East Tower, 10th Floor Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On June 27, 2017, ProShare Capital Management LLC on behalf of ProShares Trust II (the “Trust”) issued a press release announcing a share split (the “Split”) on one of the Trust’s series, specifically ProShares Short VIX Short-Term Futures ETF (NYSE Arca symbol “SVXY”), and reverse share splits (each, a “Reverse Split”) on two of the Trust’s series, specifically ProShares VIX Short-Term Futures ETF (NYSE Arca symbol “VIXY”) and ProShares Ultra VIX Short-Term Futures ETF (NYSE Arca symbol “UVXY”). The Split and the Reverse Splits will not change the value of a shareholder’s investment.

The Split will split shares 2-for-1 and apply to shareholders of record as of the close of the markets on July 12, 2017, payable after the close of the markets on July 14, 2017. ProShares Short VIX Short-Term Futures ETF will trade at its post-Split price on July 17, 2017. The ticker symbol and CUSIP number for ProShares Short VIX Short-Term Futures ETF will not change. ProShares VIX Short-Term Futures ETF and ProShares Ultra VIX Short-Term Futures ETF will each execute a 1-for-4 Reverse Split of its shares. The Reverse Splits will be effective at the market open on July 17, 2017, when ProShares VIX Short-Term Futures ETF and ProShares Ultra VIX Short-Term Futures ETF will begin trading at their respective post-Reverse Split prices. The ticker symbols for ProShares VIX Short-Term Futures ETF and ProShares Ultra VIX Short-Term Futures ETF will not change, but the Funds will be issued new CUSIP numbers: ProShares VIX Short-Term Futures ETF (new CUSIP number “74347W171”) and ProShares Ultra VIX Short-Term Futures ETF (new CUSIP number “74347W163”).

The Split will decrease the price per share of ProShares Short VIX Short-Term Futures ETF with a proportionate increase in the number of shares outstanding. Specifically, every pre-Split share held by a ProShares Short VIX Short-Term Futures ETF shareholder will result in the receipt of two post- Split shares, which will be priced one-half of the net asset value of a pre-Split share.

The Reverse Splits will increase the price per share of each of ProShares VIX Short-Term Futures ETF and ProShares Ultra VIX Short-Term Futures ETF with a proportionate decrease in the number of shares outstanding. Specifically, every four pre-Reverse Split shares held by a ProShares VIX Short-Term Futures ETF or ProShares Ultra VIX Short-Term Futures ETF shareholder will result in the receipt of one post-Reverse Split share, which will be priced four times higher than the net asset value of a pre-Reverse Split share.

For ProShares VIX Short-Term Futures ETF and ProShares Ultra VIX Short-Term Futures ETF shareholders who hold quantities of shares that are not an exact multiple of the Reverse Split ratio (i.e., not a multiple of 4), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

The press release includes information relating to additional funds, none of which are series of the Trust.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2017

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer